INDEPENDENT AUDITORS CONSENT



Progressive Telecommunications Corporation
Clearwater, Florida


We hereby consent to the incorporation by reference in this Registration Statement of Progressive Telecommunications Corporation on Form S-8 our reports, dated August 26, 1999, on the financial statements of the Progressive Telecommunications Corp., as of August 31, 1998 and 1997 and for the years then ended and the CCC Communications Corporation, as of December 31, 1998 for the year then ended as filed on Form 8-K dated October 13, 1999.



      									/s/ Meeks, Dorman & Company, P.A.
						          		Meeks, Dorman & Company, P.A.


Longwood, Florida
November 15, 1999